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                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                   RIDE, INC,

                                       AND

                       GALENA CREEK TRADING COMPANY, INC.

                                      D/B/A

                                   SMILEY HATS



                            DATED AS OF JULY 15, 1997



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                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 15th day of July 1997 by and among RIDE, INC., a Washington corporation ("Purchaser"), and GALENA CREEK TRADING COMPANY, INC. d/b/a SMILEY HATS, a Nevada corporation ("Seller").

                                    RECITALS

        A. Purchaser is a designer, manufacturer and marketer of snowboards, snowboard boots, snowboard bindings, apparel and related accessories.

        B. Seller is a designer, manufacturer and marketer of hats and related headwear designed for winter sports enthusiasts.

        C. Purchaser's President and Chief Executive Officer is the majority shareholder of Seller. Purchaser desires to more closely align such individual's personal financial interests with those of Purchaser and Purchaser has concluded the transactions and undertakings contemplated in this Agreement are a means to achieve this goal in a manner beneficial to Purchaser.

        D. Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the assets of Seller on the terms and conditions provided herein.

                                   AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

        1.     DEFINITIONS.  For the purposes of this Agreement:

        "Assets" shall have the meaning given it in Section 2.1 hereof

        "Balance Sheets" shall mean the unaudited balance sheets of Seller as of December 31, 1995 and 1996 and June 30, 1997.

        "Base Purchase Price" shall have the meaning given it in Section 2.4.

        "Business" shall mean the business as a going concern of Seller as conducted through the Closing Date and that portion of Purchaser's business attributable to the Assets subsequent to the Closing Date.

        "Closing" shall mean consummation of the transactions contemplated in
Section 3 hereof with respect to the purchase of the Purchased Assets.


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        "Closing Date" shall mean the date on which Closing is to occur, determined as provided in Section 3.1 hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Environmental Laws" shall have the meaning given it in Section 4.19 hereof

        "Escrowed Shares" shall have the meaning given it in Section 2.5.1 hereof

        "Excluded Assets" shall have the meaning given it in Section 2.2 hereof.

        "Excluded Liabilities" shall have the meaning given it in Section 2.3 hereof.

        "Fair Value Average" shall have the meaning given it in Section 2.5.2 hereof.

        "Fair Value Opinion" shall have the meaning given it in Section 2.5.1 hereto.

        "Financial Statements" shall mean the Balance Sheets, and the unaudited income statements of Seller for the fiscal years ended December 31, 1995 and 1996 and for the six month period ended June 30, 1997.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "Indemnitee" shall have the meaning given it in Section 9.1.3 hereof.

        "Indemnitor" shall have the meaning given it in Section 9.1.3 hereof.

        "Intellectual Properties" shall have the meaning given it in Section
4.13 hereof.

        "Lease" shall have the meaning given it in Section 4.12 hereof.

        "Person" shall mean any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

        "Property" shall mean all property, of whatever kind or description, owned by Seller or used in connection with its business, including, without litigation, all patents, trademarks, service marks, copyrights and applications for any of the foregoing; all trade secrets and other proprietary rights and information; structures- trade fixtures; equipment; machinery; contract rights and general intangibles; records, documents, inventory, flashed goods, raw materials and good will.

        "Purchase Price" shall have the meaning given it in Section 2.5.3 hereof.


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        "Purchaser" shall mean Ride, Inc., a Washington corporation.

        "Real Estate" shall mean that certain parcel of improved real property, situate in Sparks, Nevada, subject to the Lease.

        "Reports" shall have the meaning given it in Section 4.27.3 hereof.

        "Restricted Period" shall have the meaning given it in Section 6.3 hereof.

        "Second Opinion" shall have the meaning given it in Section 2.5.2 hereof.

        "Seller" shall mean Galena Creek Trading Company, Inc., d/b/a Smiley Hats, a Nevada corporation.

        "Settlement Date" shall have the meaning given it in Section 2.5.3 hereof.

        "Shares" shall have the meaning given it in Section 2.4 hereof.

        "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including without limitation, income, excise, gross receipts, personal property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States, or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

        2. THE ACQUISITION.

            2.1 PURCHASE OF THE ASSETS. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to purchase from Seller, and Seller hereby agrees to sell to Purchaser, on the Closing Date, all Property other than the Excluded Assets, including without limitation, the assets set forth on
Schedule 2.1 hereto (the "Assets").

            2.2 EXCLUDED ASSETS. Seller shall not transfer to Purchaser and Purchaser shall not acquire the following assets (the "Excluded Assets"), which are specifically excluded from the Assets:

                  2.2.1 CASH AND CASH EQUIVALENTS. Seller's cash, bank deposits or similar cash or cash equivalent items existing as of operation of Seller's business as of July 15, 1997, whether or not arising from the operation of Seller's business.

                  2.2.2 VEHICLE. The following vehicle owned by Seller: make - Ford; model - Explorer; year - 1995; Nevada license plate number - 796 FKC; vehicle identification number - 1FMDU34X1MUC18568


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            2.3 NO ASSUMPTION OF LIABILITIES. Purchaser shall not assume any liabilities, fixed, contingent or otherwise, of Seller including without limitation, any of the following obligations or liabilities (all obligations or liabilities are called the "Excluded Liabilities"):

                  2.3.1 TAXES. Any and all Taxes, either accruing on or relating to periods prior to the Closing Date, or accruing to Seller as a result of the transactions and undertakings contemplated by this Agreement, and any penalties or interest thereon.

                  2.3.2 LITIGATION. Any claim, judgment, penalty, settlement agreement or other obligation to pay damages, penalties or assessments, including without limitation attorneys' fees and costs, in respect of any action or proceeding that is pending or threatened prior to the Closing Date, including without limitation, those listed on Schedule 4.17 hereto.

                  2.3.3 CLAIMS. Any claims and liabilities that relate to actions, injuries, practices or events that occurred on or before the Closing Date whether based on any act or omission of Seller or others, including without limitation, claims based an accidents, workers' compensation, product liability, negligence, strict liability or infringement.

                  2.3.4 HAZARDOUS MATERIALS. Any claims suits, liabilities, fines, judgments or assessments arising under applicable Environmental Laws arising from or in any way connected with Seller's operation of the Business.

                  2.3.5 EMPLOYMENT OBLIGATIONS, SEVERANCE. All claims, liabilities and obligations (whether based on tort, contract, statute or otherwise) from whatever source such obligations and costs arise, including without limitation, contractual obligations, notice to employees, employment manuals, course of dealings, past practices, obligations relating to applicable tax code provisions, or otherwise, relating to the employment of any Person by Seller, including matters pertaining to existing and past employment practices of Seller and all severance obligations and other costs of termination on employees of Seller wherever located resulting from the termination or cessation of employment, for any period occurring on or prior to the Closing Date.

                  2.3.6 INDEBTEDNESS. Any loan, note, advance, credit, payable, intracompany allocation or other form of indebtedness of any kind or nature owing by Seller as of the Closing Date.

                  2.3.7 TRANSACTION COSTS. Any cost, fee, charge, Tax, or other obligation of Seller incurred or arising as a result of the transactions and undertakings contemplated by this Agreement, including without limitation, attorneys' fees, brokers' fees and all related costs and charges.


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                  2.3.8 OPTION RIGHTS. Any obligations or liabilities owing to holders of rights, options and warrants to purchase the securities of Seller arising from or in any way connected with such options.

            2.4 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, in full consideration for the Property, Purchaser shall pay to Seller the "Base Purchase Price" in the form of (a) five hundred fifty thousand dollars ($550,000) in cash, and (b) three hundred twenty thousand (320,000) shares of Purchaser's authorized but unissued common stock (the "Shares").

            2.5 VALUE OPINIONS; PRICE ADJUSTMENT.

                  2.5.1 FAIR VALUE OPINION. At its sole election and cost, Purchaser may engage the services of a professional advisor competent in such matters to provide a written opinion ("Fair Value Opinion") that the Base Purchase Price represents fair value for the Property on an integrated basis. Purchaser shall obtain and copy Seller with the Fair Value Opinion no later than three (3) weeks from the Closing Date, or waive its opportunity to do so. Pending delivery of the Opinions and the making of adjustments, if any, set forth in this Section 2.5, thirty-two thousand (32,000) Shares ("Escrowed Shares") shall be registered in the name of Seller and held in escrow by Purchaser.

                  2.5.2 SECOND OPINION. In the event the Fair Value Opinion concludes the Base Purchase Price exceeds the fair market value of the Property by five percent (5%) or more, Seller may, at its sole election and cost, engage the services of a second professional advisor competent in such matters to provide a written opinion ("Second Opinion") that the Base Purchase Price represents fair value for the Property on an integrated basis. Seller shall obtain and copy Purchaser with the Second Opinion no later than three (3) weeks from the date it receives notice of the Fair Value Opinion, or waive its opportunity to do so. The average of the Fair Value Opinion and the Second Opinion shall be deemed the "Fair Value Average." The Fair Value Average, if less than the Base Purchase Price, shall be subtracted from the Base Purchase Price, the resulting sum shall be divided by 3.125 and the quotient thereof shall be deemed the "Adjustment Amount." No adjustments as herein described or otherwise shall be made in the event the Base Purchase Price exceeds the fair market value of the Property by less than five percent (5%) as determined by the Fair Value Opinion or the Fair Value Average is greater than the Base Purchase Price.

                  2.5.3 PRICE ADJUSTMENT. On the earlier of eight (8) weeks following the Closing Date or the next business day following the issuance of the Second Opinion (the "Settlement Date"), that number of Shares equal to the Adjustment Amount shall be deducted from the Escrowed Shares, and the Escrowed Shares, as so adjusted, shall be delivered to Seller registered in such names as Seller shall provide to Purchaser no later than two (2) business days prior to the Settlement Date. The Base Purchase Price, adjusted in accordance with this
Section 2.5.3, shall be deemed the "Purchase Price."

        3. CLOSING.


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            3.1 TIME AND PLACE OF CLOSING. The Closing shall occur at the offices of Purchaser, 8160 - 304th Avenue, SE, Preston, WA 98050, at 12:00 noon local time no later than three (3) business days following the date all third-party consents and related agreements to the transactions contemplated by this Agreement have been obtained, or such other time and place as the parties may otherwise agree in writing but in no event later than July 31,1997 (the "Closing Date").

            3.2 OBLIGATIONS TO BE PERFORMED AT CLOSING. At Closing:

                  3.2.1 BILL OF SALE. Seller shall deliver title to the Assets and control thereof to Purchaser. Seller shall execute and deliver a Bill of Sale substantially in the form attached hereto as Exhibit 3.2.1.

                  3.2.2 DELIVERY OF FUNDS AND SHARES. Purchaser shall deliver the cash consideration set forth in Section 2.4 hereof by wire transfer in same day funds to such account(s) as Seller may designate no later than two (2) business days prior to the Closing Date. Purchaser shall deliver to Seller certificate(s) representing two hundred eighty-eight thousand 288,000 Shares, registered in such name(s) as Seller may designate to Purchaser no later than two (2) business days prior to the Closing Date.

                  3.2.3 FURTHER ASSURANCES. Each of the parties shall execute all other documents and take such other actions as are required by other covenants contained in this Agreement or which are otherwise reasonably necessary to carry out the terms of this Agreement and consummate the transactions contemplated hereby.

        4. REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into and perform this Agreement, Seller represents and warrants to Purchaser as follows:

            4.1 LEGAL STATUS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and it has all requisite power and authority to lease and operate its properties and assets and carry on the business as it is now conducted. Seller is duly qualified to transact business as a corporation and is in good standing in all jurisdictions in which the failure to be so qualified would result in a material liability to Seller or have a material adverse effect upon the business of Seller. Seller has full power and authority to execute, deliver and perform this Agreement.

            4.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).


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            4.3 SUBSIDIARIES AND AFFILIATES. Seller does not own, directly or indirectly, any capital stock or other equity securities of, or otherwise control, any corporation, partnership, limited liability corporation or partnership, joint venture or other business association.

            4.4 NO APPROVALS OR NOTICES; NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation of the transactions by Seller contemplated hereby will not: (a) conflict with or constitute a default or material violation (with or without the giving of notice, or the lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority, or of any permit, authorizatior4 status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Seller or the Assets; (b) require any consent, approval or authorization of, or declaration, or registration with, any Person as relates to Seller; (c) result in a default (with or without the giving of notice, or the lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or give rise to an acceleration of any obligation or to loss of a material benefit under, any agreement, lease, note, bond, mortgage, indenture or other restriction, encumbrance, obligation or liability to which Seller is a party or by which Seller is bound or to which the Assets are subject; (d) result in the creation of any lien or encumbrance upon any of the Assets; or (e) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of Seller.

            4.5 TITLE TO THE PURCHASED ASSETS. Seller has good and marketable title to the Assets, free and clear of any liens, mortgages, pledges, encumbrances, security interests, restrictions, covenants, adverse claims and charges of any kind other than those set forth on Schedule 4.5 hereto.

            4.6 FINANCIAL STATEMENTS. The Financial Statements delivered to Purchaser by Seller have been prepared in accordance with GAAP, and they fairly present the assets, liabilities and shareholders' equity of Seller (or any predecessor entity) as of the dates thereof and the results of its operations for the indicated periods, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved.

            4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for the Excluded Liabilities, Seller has no material liabilities, obligations or commitments of any nature (whether accrued, absolute or contingent, known or unknown and whether matured or unmatured), including, without limitation, any indebtedness for borrowed money and all tax liabilities due or to become due, except with respect to the foregoing as otherwise specifically identified in the Financial Statements.

            4.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as specifically provided in this Agreement, Seller has not, since the date of the most recent Balance Sheet, and will not through and including the Closing Date:


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                  4.8.1 entered into or agreed to enter into any material
transaction, agreement or commitment other than in the ordinary course of business;

                  4.8.2 forgiven or canceled any indebtedness or waived any claims;

                  4.8.3 entered into any contract with or commitment to any individual regarding such persons employment as an employee or engagement as an independent contractor (including any salary, bonus, pension, profit-sharing, severance, or other plan or commitment for compensation);

                  4.8.4 entered into any transaction, agreement or commitment that, individually or in the aggregate, has or have interfered or reasonably could be expected to interfere materially with the normal and usual operations of the Business;

                  4.8.5 suffered any material adverse change in its working capital, financial condition, assets, earnings, reserves or operations;

                  4.8.6 borrowed or agreed to borrow any funds, assumed or become subject to, whether directly or by way of guarantee or otherwise, any debt obligation, except debt obligations incurred in the ordinary course of the Business;

                  4.8.7 paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued or contingent) other than the payment, discharge, and satisfaction in the ordinary course of the Business of liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary course of business;

                  4.8.8 permitted or allowed any of the Property to be subjected or subordinate to any mortgage, pledge, lien, security interest or encumbrance except statutory liens of vendors incurred in the ordinary course of business;

                  4.8.9 sold, transferred or otherwise disposed of any of the Property other than in the ordinary course of business;

                  4.8.10 declared, paid or set aside for payment any dividend or other distribution in respect of Seller's capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Seller, or otherwise permitted the withdrawal by any Person from Seller of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, payment of indebtedness, or otherwise, other than payments of compensation in the ordinary course of business;

                  4.8.11 paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any Person, except for directors' fees and compensation to officers at rates not exceeding the usual and customary rates therefor;


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                  4.8.12 entered into any power of attorney or any obligations or liabilities (whether absolute, accrued, contingent or otherwise) of Seller as guarantor, surety, cosigner, endorser, comaker or indemnitor in respect of the obligation of any other Person; or

                  4.8.13 agreed, whether in writing or otherwise, to take any action described in this Section 4.8.

            4.9 LEASEHOLD INTEREST. Seller has a valid leasehold interest (arising from the lease(s) described on Schedule 4.12) in certain real property described on Schedule 4.9, including all improvements, fixtures and appurtenances thereto. Seller does not own any interest in real property not described on Schedule 4.9.

            4.10 NATURE AND CONDITION OF ASSETS. The description of the Assets set forth on Schedule 2.1 is an accurate and complete description of all material Assets used in the conduct of the Business, except for the Excluded Assets. The Assets are in good condition and repair, except for normal wear and tear, and are adequate for the uses to which each is being put by Seller. All inventories of finished goods, work in process, parts and supplies are of good and merchantable quality, saleable or useable in accordance with customary business practices within a reasonable period of time in the ordinary course of business.

            4.11 CONTRACTS. All material contracts, agreements, commitments and instruments to which Seller is subject or by which it is bound are listed on
Schedule 4.11. True and complete copies of all contracts (and all amendments thereto) have been delivered to Purchaser. Seller has performed all material obligations imposed upon it under each contract to be performed prior to the Closing Date. Neither Seller nor to the knowledge of Seller (including Seller's actual knowledge and such knowledge as should have been obtained by Seller in the reasonable conduct of the Business) any other party to any such contract has entered into any course of dealing or course of performance contrary in any material respect to the express terms of such contract. Neither Seller nor to the knowledge of Seller (including Seller's actual knowledge and such knowledge as should have been obtained by Seller in the reasonable conduct of the Business) any other party to any such contract is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by Seller thereunder. Except as set forth on Schedule 4.11 , no consent is required from any party under any such contract in connection with the consummation of the transactions contemplated by this Agreement.

            4.12 LEASES. The lease ("Lease") creating Seller's leasehold interests in the Real Estate is described on Schedule 4.12. Other than the Lease, there are no leases, subleases, tenancies or licenses of any portion of the Real Estate. The Lease is valid, in full force and effect and there are no existing defaults by Seller, or to Seller's knowledge the Landlord, and Seller has not received notice of default with respect to the Lease, nor has there been any event which with the giving of a notice, or the lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 4.12, no consent is required from any party under the Lease in


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connection with the consummation of the transactions contemplated by this
Agreement, and Seller has not received notice nor has any knowledge that any party to the Lease intends to cancel, terminate or refuse to renew same or to exercise or decline to exercise any option or other right thereunder.

            4.13 PROPRIETARY RIGHTS. Schedule 4.13 sets forth a true and complete list of all patents, patent applications, trademark registrations, applications for trademark registration, assignments, license agreements (whether written or oral) and other registrations, applications, documents and other instruments evidencing proprietary rights, domestic and foreign, evidencing any patent, copyright, trademark, trade name, service mark, trade dress or other intellectual property rights that are necessary in the conduct of the Business (together, the "Intellectual Properties"). Except as set forth in
Schedule 4.13, Seller possesses full right and authority to use all know-how, proprietary information, copyrights, trademarks, patent rights and other proprietary and intellectual properties necessary to the conduct of the Business as presently conducted without infringing the rights of others, including the Intellectual Properties, all of which are transferred to Purchaser pursuant to this Agreement, free and clear of all liens, claims, options, charges, encumbrances, security interests or claims of ownership of any person or of any obligation to pay royalties, license fees or other payments. Except for any agreements with Purchaser, Seller has not entered into any agreement pursuant to which it has agreed not to compete with any person. The operations of Seller as currently conducted do not infringe any copyright, trademark, service mark, trade name, patent rights or any other right of any person, whether registered or unregistered, nor do they involve the misappropriation of any trade secret of any Person. Seller has not received notice from any Person alleging that such infringement or misappropriation has occurred or is continuing.

            4.14 LICENSES, PERMITS, AUTHORIZATIONS, ETC. Seller has received and currently holds all required governmental approvals, authorizations, consents, licenses, orders, registrations and permits of all agencies, whether federal, state or local, the failure to obtain which would have a material adverse effect on the assets, liabilities or financial condition of Seller or the operation of the Business. Without limiting the generality of the foregoing, Seller has received and currently holds all permits, licenses and approvals necessary under the Environmental Laws to operate the Property in a manner in which it is currently operated.

            4.15 CONDEMNATION AND SIMILAR PROCEEDINGS. Neither the whole, nor any portion of the Assets or any other asset of Seller is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental or quasi-governmental entity, with or without payments of compensation therefor, nor has any such condemnation, expropriation or taking been proposed or threatened.

            4.16 TAXES. Seller has duly and timely filed with the appropriate governmental agencies (domestic and foreign), or obtained extensions for filing, all tax returns, information returns and reports for all Taxes required to have been filed by Seller. Seller has paid in full all taxes (domestic and foreign and including, without limitation, withholding obligations), interest and other governmental charges and penalties that have become due


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
pursuant to such returns that have been filed or for which extensions have been obtained, and all other Taxes, interest and other governmental charges and penalties that have become due and payable. Seller has not filed nor entered into any election, consent, extension agreement or waiver that extends any applicable statute of limitations. Seller is not a party to any action or proceeding, pending or threatened, by any governmental authority, domestic or foreign, for assessment or collection of Taxes, no unresolved claim for assessment or collection of such taxes has been asserted against Seller; and no audit or investigation by foreign, federal, state or local governmental authorities is under way with respect to Seller. There are no liens for current taxes not yet due (other than personal property taxes relating to the Property) with respect to Seller or the Property. Seller has not filed a consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it.

            4.17 LEGAL PROCEEDINGS. Except as described on Schedule 4.17 hereto, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Seller, threatened against Seller before or by any court or governmental or nongovernmental department, commission, board, bureau, agency, instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming Seller which would alone or in the aggregate have or would be expected to have any material adverse effect upon the business, business prospects, assets or financial condition of Seller.

            4.18 COMPLIANCE WITH LAWS.

                  4.18.1 GENERALLY. Seller has complied, and is in compliance, with all federal, state and local laws, rules, regulations, ordinances, decrees and orders applicable to the operation of the business, or to its owned or leased properties, the failure to comply with which would have a material adverse effect on the business or the assets or operations of the Business.

                  4.18.2 BUILDING CODES; ZONING; ETC. Without limiting the provisions of Section 4.18.1 hereof, Seller is not in violation of any applicable building, zoning, fire or other similar law, ordinance or regulation in respect of the Real Estate or any of its plants, structures or facilities or its operations, the failure to comply with which would have a material adverse effect on the Business. Seller has not received notification that Seller is in violation of any such law, ordinance or regulation, and no proceeding or inquiry has been initiated or threatened with respect to any alleged violation (against Seller or in any way relating to the Property) of any such laws, ordinances or regulations. No such law, ordinance or regulation currently restricts, or based upon the Business as currently conducted, may reasonably be expected to restrict, the use in the business of all or any portion of the Real Estate or the conduct thereon of the Business.

            4.19 ENVIRONMENTAL MATTERS. The Real Estate and the Property and their existing uses by Seller comply and have at all times in the past complied with, and Seller is in compliance with and has not violated, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions, or orders of any governmental agency relating to environmental (including without


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
limitation air, water, groundwater, soil, sediments, noise and odor) matters (together, the "Environmental Laws"), including without limitation local, state and federal clean air laws and regulations, including but not limited to the federal Clean Air Act, 42 U.S.C. SectionSection 7401 et seq.; local, state and federal water pollution control laws and regulations, including but not limited to the federal Clean Water Act, 33 U.S.C. SectionSection 1251 et seq. and the Porter-Cologne Act; the Resource Conservation and Recovery Act (as amended by the Hazardous Waste and Solid Waste Amendments of 1984 and 1991), 42 U.S.C. SectionSection 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (as amended by the Superfund Amendments and Reauthorization Act of 1986)("CERCLA"), 42 U.S.C. 9601 et seq.; and all other applicable federal, state, county, local and foreign environmental requirements. Without limiting the generality of the foregoing:

                  4.19.1 Seller possesses valid and current permits, licenses, authorizations and/or registrations for all activities that require a permit, license, authorization and/or registration, including but not listed to water discharges, air emissions, hazardous waste generation, storage and disposal, and use of underground storage tanks.

                  4.19.2 during its use and occupancy of the Real Estate and Property, there has not been any "release," "threatened release" or "disposal" of "Hazardous Substances," "Pollutants" or "Contaminants" (as defined in CERCLA or such applicable state and local laws that may exist), petroleum products or hazardous or solid wastes on or from the Real Estate or the Property, or any other asset owned, leased or used by Seller including, without limitation, release of Hazardous Substances, Pollutants or Contaminants, petroleum products or hazardous or solid wastes that could subject Seller, the Real Estate or the Property to material liability under the Environmental Laws;

                  4.19.3 there is no work, repair, or construction in a material amount, material capital expenditure, or materially increased operating cost with respect to the Real Estate or the Property that is required in order for Seller to obtain all the permits, licenses and authorizations necessary under the Environmental Laws for Seller to carry on the Business as currently conducted, or to attain or maintain compliance under the Environmental Laws; and

                  4.19.4 neither Seller nor any predecessor entity has ever received notification of any violation of any Environmental Laws relating to the Business or the Real Estate or the Property or their use; there are no writs, injunctions, decrees, orders or judgments outstanding, and no actions, claims, proceedings or investigations pending or threatened under the Environmental Laws relating to the ownership, use, maintenance or operation of the business, the Real Estate or the Property; and Seller has no knowledge of any basis for any such actions, claims, proceedings or investigations being instituted or filed.

            4.20 INVENTORIES. The values at which the inventory of Seller are shown on the Financial Statements have been determined in accordance with the normal valuation policy of Seller consistently applied and in accordance with GAAP. Seller warrants that the present quantities of inventory of Seller are consistent with past quantities held by Seller on a historical basis.

            4.21 LABOR RELATIONS; EMPLOYMENT. Seller is not a party to any collective bargaining contracts nor any other contracts or understandings with any labor unions or any other representative of the Seller's employees and no collective bargaining agreement is currently being negotiated by Seller. Except as disclosed on Schedule 4.11 hereto, Seller is not a party to any written employment agreement with any of its officers, directors, employees, consultants, agents or other persons, and any such agreement is terminable by Seller at will without penalty or cost to such Person, except as prohibited by applicable law.

        Seller is in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages. No grievance which might have a material adverse effect on Seller in the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted. Except as described on Schedule 4.17, Seller has no present or threatened labor disturbances or pending arbitration, unfair labor practice, grievance or other proceedings nor litigation which materially and adversely affects or may materially or adversely affect the financial condition of Seller with respect to its employees and has had no such labor disturbance, proceedings or litigation for the past eighteen (18) months and which remains unresolved on the date hereof. Seller does not know of any present or threatened walkout, strike or any similar occurrence which materially or adversely affects or may materially or adversely affect the assets, properties, business, condition or prospects of Seller.

            4.22 RELATIONS WITH SUPPLIERS AND CUSTOMERS. To the best knowledge of Seller, the relationships of Seller with its suppliers and customers taken as a whole are good commercial working relationships and within the last twelve
(12) months no material supplier or customer of Seller has canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with Seller or has during the last twelve (12) months decreased materially, or threatened to decrease or limit materially, its services, supplies or materials to Seller or its usage of the services or products of Seller. Seller has no knowledge: (i) of any material adverse condition affecting the supply of materials available to Seller; or (ii) that any such supplier or customer intends to cancel or otherwise modify its relationship with Seller or to decrease materially or limit its services, supplies or materials to Seller or its usage of the services or products of Seller.

            4.23 WARRANTY CLAIMS. Seller has satisfied all known warranty claims, as of July 15,1997, if any, for actions, operations and products of Seller prior to the Closing Date.

            4.24 EMPLOYEE BENEFIT PLANS. Seller maintains no "employee welfare benefit plan" or "employee pension benefit plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

            4.25 BROKERAGE. Neither Seller nor any director, officer, agent or employee acting on behalf of Seller has retained any broker or finder in connection with the transactions contemplated by this Agreement other than Frederick Capital Corporation. Any brokerage or finder's fees due in violation of the foregoing representation shall be paid by Seller.

            4.26 INFORMATION FURNISHED. Neither this Agreement, the schedules to this Agreement, nor the information and reports furnished by Seller to Purchaser in connection with this Agreement, taken as a whole, contain any material misstatement of fact or omit to state any material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading.

            4.27 SECURITIES LAWS.

                  4.27.1 Seller and each of its shareholders has sufficient experience in evaluating and investing in private placement transactions of securities and companies similar to Purchaser so that it is capable of evaluating the merits and risks of its investment in Purchaser and has the capacity to protect its own interests.

                  4.27.2 Seller and each of its shareholders acknowledges that the Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any state of the United States and that Purchaser has offered and is issuing and selling the Shares to Seller in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and similar exemptions under the securities laws of all applicable jurisdictions. Seller and each of its shareholders are acquiring all the Shares for investment for their own account and not with a view to the resale or distribution of any of the Shares, in whole or in part and of record or beneficially, to any other Person. Seller and each of its shareholders acknowledge that the Shares are not being purchased as a result of any general solicitation or general advertising.

                  4.27.3 Seller and each of its shareholders have received and had an opportunity to review a copy of Purchaser's Annual Report on Form 10-K, for the fiscal year ending December 3 1, 1996, and Purchaser's Quarterly Report on Form 10-Q, for the quarter ending March 31, 1997 (together, the "Reports"). Seller and each shareholder has carefully reviewed such Reports and has made inquiry concerning Purchaser, its business, its personnel and its prospects. Seller and each shareholder will have an opportunity to discuss Purchaser's business, management and financial affairs with its management. Seller and each shareholder will also have an opportunity to ask questions of officers of Purchaser concerning the business of Purchaser, which questions were answered to its satisfaction.

                  4.27.4 Seller and each shareholder acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act and the securities laws of every jurisdiction applicable to such resale or unless exemptions from such registration requirements are available. Seller and each shareholder further acknowledges that Purchaser has no obligation to register the Shares under the Securities Act or the securities laws of any state of the United States, except to the limited extent provided in any Registration Rights Agreement between Purchaser and Seller and/or any shareholder of Seller in mutually agreeable form.

                  4.27.5 Seller and each shareholder consents to the placement of the following legend on the certificates representing the Shares and the placement of a stop-transfer order in the stock records of Purchaser to prohibit the recording of a transfer of the Shares other than in compliance with such legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER TBE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "SECURLTIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF TBE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED FOR RESALE, SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE (INCLUDING BY ANY PLEDGEE) UNLESS (A) THE SECURITIES ARE REGISTERED UNDER THE SECURITEES ACT AND TBE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES, OR (B) THE SECURITEES ARE OFFERED AND SOLD IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIRENMNTS AND AT THE OPTION OF THE COMPANY, THE HOLDER PROVIDES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.

        5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller as follows:

            5.1 LEGAL STATUS OF PURCHASER. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, has all requisite corporate power and authority to acquire the Assets, and to carry on its business as it is now being conducted. Purchaser has fall power and authority to execute, deliver and perform this Agreement.

            5.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles is relating to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

            5.3 NO APPROVALS OR NOTICES, NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a default or violation (with or without the giving of notice, or the lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority, or of any permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Purchaser or to Purchaser's properties or assets; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person as relates to Purchaser,
(c)
result in a default (with or without the giving of notice, or the lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, or give rise to an acceleration of any material obligation or to loss of a material benefit under, any material agreement, lease, note, bond, mortgage, indenture or other restriction, encumbrance, obligation or liability to which Purchaser is a party or by which Purchaser is bound or to which Purchaser's assets are subject; (d) result in the creation of any material lien or encumbrance upon any of the assets of Purchaser; or (e) conflict with or result in a breach of or constitute a default under any provision of the articles of incorporation or bylaws of Purchaser.

            5.4 THE SHARES. Upon delivery of stock certificates by Purchaser representing the Shares and Retained Shares, receipt by Purchaser of the Purchased Assets, and satisfaction of such conditions as may apply under this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of common stock of Purchaser.

            5.5 LEGAL PROCEEDINGS. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Purchaser after due inquiry, threatened against Purchaser before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person which if resolved adverse to Purchaser would preclude Purchaser from satisfying any material obligation under this Agreement. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming Purchaser which restrict or prohibit the transactions contemplated herein. There is no material litigation required to be reported by Purchaser to the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, except as set forth in the Reports.

            5.6 BROKERAGE. To the extent Purchaser has retained a broker or other investment advisor to assist in the negotiation and consummation of this Agreement, any brokerage or finder's fee due such Person shall be paid by Purchaser.

            5.7 NO ADVERSE CHANGE. Since the date of the most recent Report filed by Purchaser with the Securities and Exchange Commission and the date of such additional business information provided by Purchaser to Seller, there has been no material adverse change in the business, prospects, assets, or results of operations, or in the condition, financial or otherwise, of Purchaser and its subsidiaries, taken as a whole.

        6. COVENANTS OF THE PARTIES.

            6.1 COVENANTS OF SELLER. Seller covenants and agrees with Purchaser to perform and observe the following:

                  6.1.1 INSPECTION. From the date of this Agreement to and including the Closing Date, Seller will grant to Purchaser, its representatives, employees, accountants and attorneys full access to, and the opportunity to examine, and make copies of, all books, records, documents, instruments and papers of Seller, and the right during normal business hours to inspect all of Seller's properties, assets and operations- and Seller will cause its agents, employees, managers, attorneys and accountants to furnish such additional information as Purchaser shall from time to time reasonably request.

                  6.1.2 COOPERATION. Seller will fully cooperate with Purchaser and with Purchaser's counsel and accountants in connection with any steps required to be taken as part of Seller's obligations under this Agreement. Seller will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as reasonably possible and to obtain all consents and approvals necessary for the due performance of this Agreement and for the satisfaction of the conditions hereof.

                  6.1.3 ADVICE OF CLAIMS. From the date of this Agreement to and including the Closing Date, Seller will promptly advise Purchaser in writing of the commencement or notice of any claims, litigation or proceedings against or affecting Seller.

                  6.1.4 CONDUCT PRIOR TO THE CLOSING. From the date of this Agreement to and including the Closing Date, except as specifically provided in this Agreement or otherwise specifically approved in each instance in writing by
Purchaser:

                    (a) Seller will not knowingly take any action or, insofar as it is able to do so, suffer to be taken any action which will cause any representation, warranty or schedule to this Agreement to be untrue at the Closing Date;

                    (b) Seller will carry on the Business in the ordinary course, and Seller shall not institute any materially new methods of manufacturing, purchasing, selling, leasing, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business;

                    (c) Seller will not organize any new subsidiary or acquire any capital stock or other equity or ownership interest in any business;

                    (d) Seller will preserve its existence and use its best efforts to preserve its relationships with suppliers, customers and others having business relations with it;

                    (e) Seller shall not do any act or omit to do any act, or, insofar as it are able to do so, permit any act or omission to act, which will cause a breach of any material contract or commitment of Seller; and

                    (f) Seller shall not make any payment or distribution to, or otherwise engage in any transaction of any kind with, any shareholder or creditor of Seller, except as otherwise provided herein.

                  6.1.5 ADDITIONAL INFORMATION. Seller will promptly furnish Purchaser with copies of Seller's unaudited balance sheets and statements of income or earnings prepared for any periods subsequent to the date of the Financial Statements and prior to the Closing Date in the form customarily prepared by Seller.

                  6.1.6 DELIVERY OF PURCHASED ASSETS. Commencing on the Closing Date and continuing thereafter, Seller shall cause to be delivered into the possession or control of Purchaser all of the Assets, which shall include, without limitation, the original copies of Contracts and the original copies of all records, files, documents, correspondence and papers pertaining to the Assets.

                  6.1.7 USE OF NAMES. As of the Closing, Seller will refrain from using "Smiley," "Smiley Hats," "LeGuide," "Court Jesters" or any similar names as a trade name, trademark or service mark in connection with any business or activity, and within thirty (30) days of the Closing Date, Seller will change its corporate name to a name the parties mutually agree upon.

                  6.1.8 FURTHER ACTIONS. Seller shall, at any time and upon the request of Purchaser, do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered all such further acts, assignments, transfers, conveyances, assurances and other instruments as may be reasonably required for the transferring, conveying, assigning, delivering, assuring and assisting in collecting and reducing to the possession of Purchaser of any and all of the Assets. Without limiting the generality of the foregoing, Seller will use its best efforts to provide to Purchaser any financial statements or other information that may be required by the Securities and Exchange Commission or other regulatory authority. Seller further agrees to perform or cause to be performed at and after the Closing Date hereof any and all further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

                  6.1.9 INCOME AND OTHER TAXES. Seller shall in a timely manner file all income, sales, use, franchise and other tax returns and pay related required taxes associated with the operations of Seller through and including the Closing Date and those arising from the transactions contemplated hereby, including capital gains tax, if any.

                  6.1.10 EMPLOYEES. At the request of Purchaser, Seller shall assist Purchaser in transitioning employees and retaining any independent contractors of Seller. Purchaser is under no obligation to hire any employee or retain any independent contractor of Seller but is free to do so in its sole discretion. Seller shall remain solely liable for all liabilities and obligations of, including all benefits, severance, medical, dental and optical claims, disability payments, insurance claims of any type or nature, and retirement and vacation benefits relating to Sellers' past and present employment of, all current and former employees arising or accruing through the Closing Date. With respect to such employees, Seller shall have sole responsibility for complying with, and shall retain all liabilities and obligations resulting from any noncompliance with, the requirements of COBRA, the WARN Act and any termination of employment caused by reduction in work force, shutdown, plant closure, or other employment termination or practice in connection with the transactions contemplated by this Agreement.

            6.2 COVENANTS OF PURCHASER.

                  6.2.1 COOPERATION; BEST EFFORTS. Purchaser covenants and agrees with Seller to fully cooperate with Seller and with its counsel in connection with any steps required to be taken as part of Purchaser's obligations under this Agreement. Purchaser will use its best efforts to cause all conditions to the parties' obligations to effect the Closing under this Agreement to be satisfied as promptly as possible and to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and for the satisfaction of the conditions hereof.

                  6.2.2 DELIVERY OF SHARES. Purchaser shall deliver the cash consideration and Shares, other than the Escrowed Shares, in accordance with
Section 3.2.2 hereof.

            6.3 NON-COMPETITION AND NON-SOLICITATION.

                  6.3.1 NON-COMPETITION. For a maximum period of three years from the Closing Date (the "Restricted Period"), neither Seller nor such employees and/or shareholders of Seller as Purchaser may designate to Seller in writing prior to Closing shall, unless released from such prohibition in writing by Purchaser (and consistent with such conditions as Purchaser may impose on any such release), anywhere in the world, directly or indirectly, be employed by, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected in any manner with any business engaged in the manufacture, design, marketing or distribution (other than retail only) of hats and related headwear. Seller and any Person subject to the restrictions of this Section 6.3.1 shall be deemed to be connected with a business if such business is carried on by a partnership in which Seller or such Person is a general or limited partner, consultant or employee or by a corporation or association of which Seller or such Person is a shareholder, officer, director, employee, member, consultant or agent; provided that nothing contained in this
Section 6.3 shall prevent the purchase or ownership by Seller or any such Person of one percent (1%) or less of the outstanding shares of any corporation.

                  6.3.2 NON-SOLICITATION. During the Restricted Period, neither Seller nor any shareholder of Seller shall, directly or indirectly, solicit, influence or entice any employee, consultant, or independent contractor of Purchaser to cease his or her relationship with Purchaser or solicit, entice or in any way divert any customer or supplier of Purchaser to do business with Seller, or any entity in which a Person restricted by the provisions of Section
6.3.1 hereof is an employee, owner, officer, director, shareholder, partner, joint venturer or agent.

                  6.3.3 REASONABLENESS AND EQUITABLE RELIEF. Seller and Purchaser each agree that adequate consideration has been given for Seller to enter into this Section 6.3 and assume the obligations contained in this Section
6.3. Seller recognizes that (i) the provisions of this Section 6.3 are reasonable and necessary for the protection of Purchaser in light of the consideration paid and payable by Purchaser to Seller under this Agreement, (ii) Purchaser would not have entered into this Agreement or consummated the transactions contemplated hereunder without Seller and the Persons subject to the provisions hereof having agreed to be bound by the provisions of this Section 6.3, (iii) damages that would be sustained by Purchaser as a result of a breach of this
Section 6.3 cannot be adequately remedied by money damages and (iv) notwithstanding any other provision of this Agreement, in addition to any other remedy Purchaser may have under this Agreement or at law, Purchaser shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Section 6.3.

        7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by Purchaser. If any one of the following conditions precedent is not fully satisfied or waived by Purchaser, by the applicable dates set forth below, Purchaser may elect to terminate this Agreement:

            7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Seller contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date, and Seller and each Shareholder shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

            7.2 SELLER'S CERTIFICATE. Purchaser shall have received a certificate from Seller, dated the Closing Date, substantially in the form of
Exhibit 7.2, certifying that all of the conditions set forth in Section 7 to be fulfilled by Seller has been fulfilled and the representations and warranties of Seller herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

            7.3 CONSENTS; GOVERNMENTAL FILINGS. There shall have been obtained, in writing, (a) all consents and approvals which the Schedules to this Agreement indicate are required to be obtained prior to or on the Closing Date, and (b) estoppel certificates from the lessor(s) of the Real Estate, which consents, approvals and estoppel certificates shall be in form and substance acceptable to Purchaser. All expenses incurred in connection with the obtaining of such consents, approvals and estoppel certificates shall be paid by Seller. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made, and all waiting periods specified by applicable law shall have expired or been earlier terminated, without there being any continuing objection to the transactions contemplated hereby.

            7.4 OPINION OF COUNSEL FOR SELLER. Purchaser shall have received an opinion of counsel for Seller, dated as of the Closing Date, addressed to Purchaser, which shall be governed by and interpreted in accordance with the Legal Opinion Accord of the ABA Section of Business Law (1991) and otherwise in form and substance reasonably satisfactory to Purchaser and its counsel, addressing the legal issues set forth in Sections 4.1 and 4.2.

            7.5 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consummation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of the transactions contemplated by this Agreement.

            7.6 NO ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall have been no material adverse change in the business, prospects, assets or results of operation, or in the condition, financial or otherwise, of Seller.

            7.7 DUE DILIGENCE. Purchaser and its representatives, accountants and legal counsel shall have been afforded full and free access to corporate books, financial statements, records, contracts, documents, title reports and other information concerning Seller, the Purchased Assets, the Real Estate and the Property, and to the offices and facilities of Seller, shall have been afforded an opportunity to ask such questions of and receive answers from Seller's officers, managers, agents, independent accountants and representatives concerning the business, Seller's operations, prospects, financial condition, assets, liabilities, its status under applicable or potentially applicable Environmental Laws, and other relevant matters as they may have deemed reasonably necessary or desirable, and shall have determined to Purchaser's satisfaction, in its reasonable discretion, that closing of the transactions contemplated herein is in Purchaser's best interests.

        8. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to perform and observe the covenants, agreements and conditions hereof to be performed and observed by it at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be expressly waived in writing by Seller. If any one of the following conditions precedent is not fully satisfied, or waived by Seller, by the applicable dates set forth below, Seller may elect to terminate this Agreement:

            8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH COVENANTS. The representations and warranties of Purchaser contained herein shall have been true when made and shall be true on and as of the Closing Date with the same force and effect as if again made on and as of such date. Purchaser shall have performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

            8.2 PURCHASER'S CERTIFICATE. Seller shall have received a certificate from Purchaser, dated as of the Closing Date, substantially in the form of Exhibit 8.2 certifying that all of the conditions set forth in Section
8.1 to be fulfilled by Purchaser have been fulfilled and the representations and warranties of Purchaser herein are true and correct on and as of the Closing Date as if again made on and as of the Closing Date.

            8.3 GOVERNMENTAL FILINGS. All filings and applications required by applicable law to be made with or to any governmental entity in connection with the transactions contemplated by this Agreement shall have been made and all waiting periods specified by applicable law shall have expired or been earlier terminated without there being any continuing objection to the transactions contemplated hereby.

            8.4 LEGAL PROCEEDINGS. No order of any court or administrative agency shall be in effect which enjoins, restrains, conditions or prohibits consununation of this Agreement, and no litigation, investigation or administrative proceeding shall be pending or threatened which would enjoin, restrain, condition or prevent consummation of this Agreement.

            8.5 REGISTRATION RIGHTS AGREEMENT. Purchaser and Seller, for itself and on behalf of the shareholders of Seller in whose names the Shares are registered, if any, shall have executed and delivered the Registration Rights Agreement in form mutually agreeable to the parties.

            8.6 APPROVAL OF SHAREHOLDERS OF SELLER. The shareholders of Seller shall have approved this Agreement on or before the Closing Date.

        9. INDEMNIFICATION AND SURVIVAL OF WARRANTIES.

            9.1 INDEMNIFICATION.

                  9.1.1 BY SELLER. Seller agrees to indemnify Purchaser and to hold Purchaser harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees incurred by Purchaser by (i) reason of a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, or in any other instrument or agreement related hereto or executed in connection herewith, or in any written statement or certificate delivered to Purchaser or any agent of Purchaser in connection with this Agreement or the transactions contemplated hereby or (ii) operation of Article 6 of the Uniform Commercial Code as codified in Nevada. As used in this Section 9.1.1, the term "Purchaser" shall include Purchaser and any affiliate company and each officer and director of Purchaser or any affiliated company.

                  9.1.2 BY PURCHASER. Purchaser agrees to indemnify Seller and each Shareholder, and to hold Seller and each Shareholder harmless against and in respect of any and all losses, damages, costs and expenses, including reasonable attorneys' and accountants' fees, incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, or in any other instrument or agreement related hereto or certificate delivered to Seller in connection with this Agreement or the transactions contemplated hereby. As used in this Section 9.1.2, the term "Seller" shall include each officer and director of Seller.

                  9.1.3 NOTICE. The party entitled to indemnification hereunder (the "Indemnitee") shall promptly notify in writing the party against whom indemnification is sought hereunder (the "Indemnitor") of any matters which may give rise to the right to indemnification hereunder.

                  9.1.4 CLAIMS. If the Indemnitee is threatened with any claim or any claim is presented to, or any action or proceeding commenced against, the Indemnitee which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to the Indeninitor. The Indemnitor, by delivery of written notice to the Indemnitee within twenty (20) days of receipt of written notice for indemnity from the Indemnitee, may elect to contest such claim, action or proceeding, in which event such contest shall lie conducted in such manner as the Indemnitor deems necessary or advisable; provided, however, that (a) such written notice shall be accompanied by a written acknowledgment of the Indemnitor's liability for the indemnified liabilities and any further loss, damage or expense that the Indemnitee might suffer as a result of the election to contest such claim, action or proceeding,
(b) the counsel undertaking the defense of such claim, action or proceeding shall be reasonably acceptable to the Indemnitee, and (c) if the Indemnitee requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall also not be covered by the indemnities provided herein. The Indemnitor shall not have the right to settle an indemnifiable matter except with the consent of the Indemnitee which shall not be unreasonably withheld, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee and, if the Indemnitor is able to achieve such settlement, the Indemnitor may satisfy its obligations with respect to such indemnified liabilities by consummating such settlement. If the Indemnitor does not elect to contest an indemnifiable matter, the Indemnitee shall have the right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall not be obligated to do so. The Indemnitee and the Indemnitor shall cooperate with each other in connection with any matter or claim for indemnification.

                  9.1.5 EFFECT OF FAILURE TO GIVE NOTICE. Failure to give any notice shall not affect an Indemnitee's right to indemnity except to the extent the Indemnitor has been prejudiced thereby.

            9.2 SURVIVAL. Notwithstanding any investigation made by Seller or Purchaser, the representations and warranties of Seller and of Purchaser contained in this Agreement and all statements contained in any certificate or other instrument delivered by Seller or Purchaser pursuant to this Agreement or in connection with the transactions contemplated hereby (which shall be deemed to be representations and warranties of such party hereunder) shall survive the Closing only until the first anniversary of the Closing Date.

            9.3 MINIMUM. Notwithstanding any other provision in this Section 9, an Indemnitee shall be entitled to indemnification for losses, damages, costs and expenses only if and to the extent the aggregate indemnifiable amount (but not as to each occasion) exceeds Twenty Thousand Dollars (U.S. $20,000).

            9.5 NONEXCLUSIVE. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other further assertion or exercise thereof.

            9.6 DISPUTE RESOLUTION. In the event of a dispute between the parties with respect to any claim for indemnification under Section 9 hereof, such dispute shall be submitted to mediation for resolution before an impartial mediator experienced in commercial matters generally, and who is mutually agreeable to the parties. The mediation shall be held in Seattle pursuant to Washington law, the decision thereof shall be binding and enforceable in a court of competent jurisdiction, and the costs thereof shall be awarded to the substantially prevailing party.

        10. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of Seller and Purchaser or by the non-breaching party in the event of a breach of a representation, warranty or covenant, and may be terminated at the election of either party if the Closing has not occurred prior to August 31, 1997; provided, however, that the right to terminate this Agreement under this clause shall not be available to the party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Closing to occur on or before the date specified in Section 3.1.

        11. NOTICES. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, or deposited in the mail, postage prepaid, sent certified or registered, or delivered to an overnight carrier or sent by facsimile and addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally, by U.S. Postal Service by overnight carrier or by facsimile shall be deemed to be received on the date of delivery. Notices shall be sent as follows:

        TO PURCHASER:

               Ride, Inc.
               8160 304th Avenue, SE
               Preston, Washington 98050
               Attention: David H. Davis
                (tel) 425-222-8275
                (fax) 425-222-6379

        with a copy to:

               Summit Law Group
               1505 Westlake Avenue North
               Suite 300

               Seattle, Washington 98109
               Attention: Michael J. Erickson
               (tel) 206-281-9881
               (fax) 206-281-8892

TO SELLER:

               Robert E. Hall
               Ride, Inc.
               8160 - 304th Avenue SE
               Preston, Washington 98050
               (tel) 425-222-6015
               (fax) 425-222-6379

        with a copy to:

               John Lewis
               625 Plymouth Street
               Reno, Nevada 89509
               (tel) 702-329-6030
               (fax) 702-323-5235

        12. GENERAL.

            12.1 AMENDMENT. The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of all parties hereto.

            12.2 ENTIRE UNDERSTANDING. The terms set forth in this Agreement supersede all previous discussions, understandings and agreements between them with respect to the subject matter hereof, and are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any additional terms. All schedules are incorporated herein by this reference.

            12.3 WAIVERS. Any terms, covenants, representations, warranties or agreements of any party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

            12.4 HEADINGS. The headings preceding the text of the Sections of this Agreement are for convenience only and shall not be deemed parts thereof.

            12.5 APPLICABLE LAW. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in such State by citizens of such State. The federal and state courts situated in King County, Washington shall be the exclusive forum for the litigation of any dispute relating to this Agreement. Each party hereto hereby consents to the jurisdiction and venue of such courts and waives any defense of inconvenient forum.

            12.6 BULK SALES. Purchaser hereby waives compliance with the Bulk Sales laws of the State of Nevada and Seller agrees to indemnify and hold harmless Purchaser from, and reimburse Purchaser for, any and all claims, liabilities or obligations that Purchaser may suffer or incur by virtue of such noncompliance.

            12.7 PARTIES IN INTEREST; ASSIGNMENT. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. Purchaser may without the consent of Seller assign its rights hereunder to any corporation controlling, controlled by or under common control with Purchaser or any general or limited partnership in which Purchaser is a general partner, but no such assignment shall relieve Purchaser from liability for breach of any of its obligations hereunder, including without limitation, its indemnity obligations set forth in
Section 9 hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereto shall otherwise be assigned without the prior written consent of the other parties.

            12.8 PUBLICITY. Prior to the closing of this Agreement, neither of the parties hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party, unless Purchaser determines on the advice of securities counsel that disclosure is required by applicable securities laws in which event Purchaser will give Seller reasonable advance notice of such disclosure.

            12.9 ATTORNEYS' FEES. In the event of any action to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).

      IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.



PURCHASER:

RIDE, INC.


By:___________________________________________
     G. Scott Stewart, Senior Vice President &
        Chief Financial Officer

SELLER:

GALENA CREEK TRADING COMPANY, INC.
d/b/a SMILEY HATS


By:____________________________________________
     Robert E. Hall, President

Schedules and Exhibits

2.1     Nature and Condition of the Assets

3.2.1   Bill of Sale

4.5     Liens, Mortgages and Encumbrances

4.9     Description of Real Estate

4.11    Contracts

4.12    Real Property Lease

4.13    Proprietary Rights

4.17    Legal Proceedings

7.2     Form of Seller's Certificate

9.2     Form of Purchaser's Certificate

                                  SCHEDULE 2.1

                       NATURE AND CONDITION OF THE ASSETS

All Assets of Seller, except the Excluded Assets, wherever located and in whatever form, whether or not specifically identified herein or in a subsequent writing, including without limitation the Assets described below and such additional Assets as may appear on schedules and other materials, if any, provided by Seller to Purchaser prior to the Closing Date, including without limitation the Financial Statements and Balance Sheets.

1. All Assets of Seller set forth in the Receivables aging of 11:19 a.m. on July 15, 1997 provided by Seller to Purchaser on July 15, 1997.

2. All Assets of Seller set forth in the inventory reports identified below (all provided by Seller to Purchaser on July 15, 1997):

        a. Yarn Inventory report of 11:28 a.m. on July 15, 1997;

        b. Fleece Inventory report of 11:30 a.m. on July 15, 1997; and

        c. Inventory report dated July 15, 1997.

3. All Asset of Seller set forth on the Depreciation Schedule by G/L Account No. (Detail) for (a) Furniture, (b) Computer Equipment, (c) Sewing Equipment and (d) Knitting Equipment, all provided by Seller to Purchaser on July 15, 1997.

                                  EXHIBIT 3.2.1

                                  BILL OF SALE

        Pursuant to the Closing of that certain Asset Purchase Agreement, dated as of ____________, 1997 (the "Agreement"), by and among Galena Creek Trading Company, Inc. d/b/a Smiley Hats ("Seller") and Ride, Inc. ("Purchaser"), Seller does hereby sell, assign and transfer unto Purchaser all right, title and interest in and to the Assets, as that term is defined in the Agreement.

        Seller hereby constitutes and appoints Purchaser as Seller's true and lawful attorney and attorneys, with full power of substitution in Seller's name, place and stead, on behalf and for the benefit of Purchaser, its successors and assigns, to demand and receive any and all of the Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from to time to institute and prosecute in Purchaser's name, or otherwise, for the benefit of Purchaser, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Purchaser may deem proper in order to collect or reduce to its possession any of the Assets, and to do all acts and things relating to the Assets which Purchaser shall deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller and shall not be affected by its dissolution or in any manner or for any reason whatsoever.

        IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ___ day of ____________, 1997.

                                GALENA CREEK TRADING COMPANY, INC.
                                d/b/a SMILEY HATS


                                By:___________________________
                                   Robert E. Hall, President

                                  SCHEDULE 4.5

                        LIENS, MORTGAGES AND ENCUMBRANCES



1. UCC-1 financing statement dated May 4, 1993 in favor of First Interstate Bank of Nevada, N.A. covering all accounts, general intangibles, inventory, interest of the debtor in goods from the sale of which the account arose; machinery and equipment; and furniture and fixtures, as amended by the statement filed May 30, 1995.

2. UCC-1 financing statement dated May 23, 1996 in favor of Comstock Bank covering all inventory, accounts, equipment and general intangibles.

                                  SCHEDULE 4.9

                           DESCRIPTION OF REAL ESTATE



        Those premises constituting approximately 21,400 rentable square feet and commonly known as 423 Overmyer Road, Sparks, NV 89431.

                                  SCHEDULE 4.11

                                    CONTRACTS



All contracts to which Seller is a party, including without limitation the contracts described below and such additional contracts as may appear on schedules and other materials, if any provided by Seller to Purchaser prior to the Closing Date.

1. All purchase orders of Seller.

2. All sales orders of Seller

3. Leases identified in Schedule 4.12.

4. Business Loan Agreement dated May 23, 1996 between Seller and Comstock Bank.

5. Revolving Line of Credit with Wells Fargo Bank, f/k/a First Interestate Bank of Nevada, N.A. ("FIB"), as evidenced by the letter from FIB to Seller dated April 18, 1996.

6. Letter agreement dated July 14, 1995 among the Seller,
Madelline "Smiley" Adamson and Richard Adamson.

7. Employment Agreement dated _______, 1996 (undated) among Seller, Kathi Sander and Robert E. Hall as guarantor.

8. Memorandum of Employment Agreement dated June 28, 1997 among
Seller, Jim Hulse and Robert E. Hall.

9. Memorandum of Employment Agreement dated November 8, 1996 between Seller and Lou Fliszar.

10. Letter agreement dated April 19, 1996 between Seller and The Court Jesters Hat Company.

11. Memorandum of agreement dated December 17, 1996 between the Seller and Jim Sloan (Canadian Sales Manager).

12. Five (5) separate Sales Representative Agreements, all dated November 30, 1992 between the Seller and Donnelly/Strough.

                                  SCHEDULE 4.12

                               REAL PROPERTY LEASE



Lease, dated November 4, 1992, between Richard and Madeline Adamson as lessor and Seller (f/k/a HIT Brands, Inc.) as lessee, as amended by the amendment thereto dated November 4, 1992.

Lease dated June 30, 1993, between Seller (f/k/a HIT Brands, Inc.) as lessor and The Mattress Factory Inc. as lessee.

Lease dated June 21, 1995, between Seller (f/k/a HIT Brands, Inc.) as lessor and Kent Greminger d/b/a Waterbed Warehouse as lessee, including the addendum thereto dated June 21, 1995.

                                  SCHEDULE 4.13

                               PROPRIETARY RIGHTS

All patents, trademarks, copyrights, service marks, trade dress, applications for any of the foregoing and all similar registrations, rights and applications, foreign and domestic, used in the Business, including without limitation, those covered by the following registrations and registration applications:

1. Federal Trademark Registration no. 957,363 for "Smiley" for hats (U.S. class 39, intl. class 25), registered April 17, 1973, renewed April 17, 1993.

2. Federal Trademark Registration no. 1,148,450 for an "S"-shaped design for "Smiley" for hats.

3. Federal Trademark Registration no. 1,886,169 for "LeGuide" for sweaters (U.S. class 39, intl. class 25), registered March 28, 1995.

4. Trademark Registration in Canada no. TMA 463393 for "LeGuide" for sweaters, registered September 13, 1996.

5. All rights under that certain letter agreement dated July 14, 1995 among Seller, Madelline "Smiley" Adamson and Richard Adamson, and such agreements as may amend, modify and supersede such letter agreement.

6. All rights under that certain letter agreement dated April 19, 1996 between Seller and The Court Jesters Hat Company, and such agreements as may amend, modify and supersede such letter agreement.

7. All other statutory, contractual, common law and equitable rights to proprietary property and information, wherever located and in whatever form, and any and all filings, applications, issuances, allowances, modifications, continuations and assignments thereof, including all applications for any of the foregoing.

                                  SCHEDULE 4.17

                                LEGAL PROCEEDINGS

1. McNamara/McCarthy v. HIT Brands, Inc. d/b/a Smiley Company, as summarized in the letter of July 11, 1997 from the Public Interest Lawyer's Group to the Seller.

2. Potential trademark claim of Spelcor against Seller, as summarized in the July 3, 1997 letter from Spelcor to Seller.

                                   EXHIBIT 7.2

                              SELLER'S CERTIFICATE



        The undersigned, Robert E. Hall, does hereby certify that:

        1. I am the duly elected and acting President of Galena Creek Trading Company, Inc. d/b/a Smiley Hats ("Smiley"), a party to that certain Asset Purchase Agreement dated as of July 15, 1997, by and between Smiley and Ride, Inc. (the "Agreement"), and I am authorized by Smiley to execute and deliver this Certificate pursuant to Section 7.2 of the Agreement.

        2. The representations and warranties of Smiley contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

        3. Smiley has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by Smiley on or prior to the date hereof.

DATED:  __________________, 1997.

                             GALENA CREEK TRADING COMPANY, INC.
                             d/b/a SMILEY HATS



                             ---------------------------------
                             Robert E. Hall
                             President

                                   EXHIBIT 8.2

                             PURCHASER'S CERTIFICATE



        The undersigned, G. Scott Stewart, does hereby certify that:

        1. I am the duly elected and acting Senior Vice President & Chief Financial Officer of Ride, Inc. ("Ride"), a party to that certain Asset Purchase Agreement dated as of July 15, 1997, by and between Galena Creek Trading Company, Inc. d/b/a Smiley Hats and Ride (the "Agreement"), and I am authorized by Ride to execute and deliver this Certificate pursuant to Section 8.2 of the Agreement.

        2. The representations and warranties of Ride contained in the Agreement are true and correct of the date hereof as though such representations and warranties are made on the date hereof.

        3. Ride has performed and complied with all of the obligations, agreements, covenants and conditions contained in the Agreement to be performed or complied with by Ride on or prior to the date hereof.

DATED:  __________________, 1997.

                                RIDE, INC.



                                -----------------------------
                                G. Scott Stewart
                                Senior Vice President & Chief Financial Officer